Exhibit 2.3

FORM OF WARRANT

This Warrant and any securities acquired upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities may not be offered for sale, sold, transferred or assigned in the absence of an effective registration statement for the securities under such Act or applicable state securities laws or pursuant to an applicable exemption to the registration requirements of such Act and such laws.

HEI, INC.

COMMON STOCK PURCHASE WARRANT

_________Common Shares	No.____________ May ___, 2005

     HEI, Inc., a Minnesota corporation (the “Company”), hereby agrees that, for value received, ___, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, in whole or in part, at any time after May ___, 2005 and until ___, 2010 at 5:00 p.m., Minneapolis, Minnesota time (the “Expiration Date”), [40% of shares purchased (as converted)] shares of Common Stock, par value $.05 per share, of the Company (the “Common Stock”), at an exercise price of $[110% of Market Value] per share of Common Stock (subject to adjustment as provided herein, the “Exercise Price”).

1. Exercise of Warrant. This Common Stock Purchase Warrant (this “Warrant”) may be exercised by the Holder, in whole or in part (but in minimum quantities of 10,000 shares), at any time on and after the date hereof and prior to the Expiration Date (the “Warrant Exercise”), by surrendering this Warrant with the form of exercise attached hereto duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash or by cashier’s check payable to the order of the Company, of the Exercise Price payable in respect of the Common Stock being purchased. If less than all of the Common Stock purchasable hereunder is purchased, the Company will, upon the Warrant Exercise, execute and deliver to the Holder a new warrant (dated as of the date hereof) evidencing the number of shares of Common Stock not so purchased. As soon as practicable after the Warrant Exercise and payment of the Exercise Price, the Company will use its best efforts to issue in the name of and deliver to the Holder, or as the Holder may direct, a certificate or certificates representing the shares of Common Stock purchased pursuant to the Warrant Exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

“The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated May ___, 2005, issued by HEI, Inc., a copy of which is available for inspection at the principal office of HEI, Inc. Transfer may not be made except in accordance with the terms of the

Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to such shares is then in effect or an exemption from the registration requirements of the 1933 Act is then in fact applicable to such shares.”

2. Negotiability and Transfer. This Warrant is issued upon the following terms, to which the Holder consents and agrees:

     2.1 Absolute Owner. Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered Holder as absolute owner hereof for all purposes without being affected by any notice to the contrary.

     2.2 Successive Holder. Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

3. Antidilution Adjustments.

     3.1 Exercise Price Adjustment. If the Company shall at any time hereafter effect a subdivision or combination of its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon the Warrant Exercise, immediately preceding such event, shall be changed to the number determined by dividing the then current Exercise Price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.

     3.2 Fractional Shares. No fractional shares of Common Stock are to be issued upon the Warrant Exercise, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the date of exercise as determined in good faith by the Company.

     3.3 Reorganization, Sale of Assets and Merger. In case of any capital reorganization or any reclassification of the Common Stock, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder shall have the right thereafter to receive, upon the Warrant Exercise, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of shares of Common Stock which were then purchasable upon the Warrant Exercise had this Warrant been exercised. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein (including provisions with respect to adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the Warrant Exercise.

     3.4 Method and Notice of Adjustment. When any adjustment is required to be made in the Exercise Price, initial or adjusted, the Company shall forthwith determine the new Exercise Price, and

(a)	Prepare and retain on file, a statement describing in reasonable detail the method used in arriving at the new Exercise Price; and

(b)	Cause a copy of such statement to be mailed to the Holder within ten (10) days after the date of the circumstances giving rise to the adjustment occurs.

4. Transferability; Registration Rights.

     4.1 Transferability. Prior to making any disposition of this Warrant or of any Common Stock purchased upon the Warrant Exercise, the Holder will give written notice (the “Transfer Notice”) to the Company describing briefly the manner of any such proposed disposition. The Holder will not make any such disposition until: (a) the Company has notified the Holder that, in the opinion of its counsel, registration under the 1933 Act, is not required with respect to such disposition, or (b) a registration statement covering the proposed distribution has been filed by the Company and has become effective. The Holder then will make such disposition only pursuant to the conditions of such opinion or registration. The Company agrees that, upon receipt of the Transfer Notice, it will use its best efforts, in consultation with the Holder’s counsel, to ascertain as promptly as possible whether or not registration is required, and will advise the Holder promptly with respect thereto, and the Holder will cooperate in providing the Company with information necessary to make such determination.

     4.2 Registration Rights. The Holder shall have the registration rights and obligations set forth in the Registration Rights Agreement dated May ___, 2005, among the Company and the Investors (as defined therein).

5. Notices.

     5.1 Shareholder Notices. The Company shall mail to the Holder, at the Holder’s last known post office address appearing on the books of the Company, not less than fifteen (l5) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company’s assets shall be considered and acted upon.

     5.2 Notice Hereunder. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

     If to Holder:

To such address as may be designated in writing to the Company by Holder.

     If to the Company:

HEI, Inc.
1495 Steiger Lake Lane
Victoria, MN 55386
Attention: Mack V. Traynor, III
Fax: 952-443-2668

     with copy to:

Mark D. Williamson, Esq.
Gray, Plant, Mooty, Mooty & Bennett, P.A.
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Fax: 612-632-4379

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

6. Reservation of Common Stock. A number of shares of Common Stock sufficient to provide for the exercise of this Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

7. Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

8. Miscellaneous.

     8.1 Common Stock. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term “Common Stock” shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company.

     8.2 Survival. The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the “holder of” include the immediate holder of shares purchased upon exercise of this Warrant, and the word “holder” shall include the plural thereof. This Warrant shall be interpreted under the laws of the State of Minnesota without regard to its choice of law principles.

     8.3 Validly Issued, Fully Paid. All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer thereof.

     8.4 No Shareholder. Notwithstanding anything contained herein to the contrary, the Holder of this Warrant shall not be deemed a stockholder (including, no right to vote on any matters coming before the shareholders) of the Company for any purpose whatsoever unless and until this Warrant is duly exercised.

     IN WITNESS WHEREOF, this Warrant has been duly executed this ___day of May, 2005.

HEI, INC.

EXHIBIT ONLY–NOT FOR SIGNATURE
By:

Its:

WARRANT EXERCISE FORM

To be signed only upon exercise of Warrant No. _____ dated _______.

     The undersigned, the Holder of the attached Warrant No. ___dated ___, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___shares of Common Stock of HEI, Inc. to which such Warrant relates and herewith makes payment of $___therefor in cash or by certified check, and requests that such shares be issued and be delivered to, ___, the address for which is set forth below the signature of the undersigned.

Dated:

EXHIBIT ONLY-NOT FOR SIGNATURE

(Taxpayer’s I.D. Number)	(Signature)

(Address)

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrant No. _____ dated _______..

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___the right to purchase shares of Common Stock of HEI, Inc. to which the attached Warrant relates and appoints ___, attorney, to transfer said right on the books of HEI, Inc. with full power of substitution in the premises.

Dated:

EXHIBIT ONLY–NOT FOR SIGNATURE

(Signature)

(Address)